UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2019

PURE BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14468	33-0530289
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Gillespie Way El Cajon, California	92020
(Address of Principal Executive Offices)	(Zip Code)

(619) 596-8600

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None. The Registrant’s common stock is traded on the OTC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On June 9, 2019, PURE Bioscience, Inc. (the “Company” or “PURE”) entered into an initial five-year manufacturing supply agreement with Intercon Chemical Company (ICC) with a three-year renewal term option (the “Manufacturing Supply Agreement”). The agreement consists of manufacturing, packaging, and distribution of PURE’s SDC-based products. The Manufacturing Supply Agreement provides:

(i)	ICC licenses PURE’s patents and technology know-how for the non-exclusive manufacture of PURE’s SDC-based products.

(ii)	ICC will invest in plant improvements to allow for expanded SDC production.

(iii)	ICC’s R&D team will collaborate on SDC product line development.

The Manufacturing Supply Agreement may be terminated by mutual written consent, or by either party upon the material breach of the terms of the agreement by the other party.

The foregoing description of the Manufacturing Supply Agreement is only a summary of the material terms of such agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the Manufacturing Supply Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Manufacturing supply agreement, dated June 21, 2019, by and between Pure Bioscience Inc. and Intercon Chemical Company

*Certain portions of this exhibit have been redacted to preserve confidentiality. The registrant hereby undertakes to provide further information regarding such redacted information to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOSCIENCE, INC.

Dated: June 26, 2019	By:	/s/ Henry R. Lambert
Henry R. Lambert
Chief Executive Officer